Exhibit 99.1

Reed’s Reports First Quarter 2025 Results

Management to Host Conference Call Tomorrow at 8:30 a.m. ET

Norwalk, CT, (May 13, 2025) – Reed’s, Inc. (OTCQX: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three months ended March 31, 2025.

Q1 2025 Financial Highlights (vs. Q1 2024):

●	Net sales increased 4.5% to $10.0 million.
●	Gross profit remained flat at $3.4 million, with gross margin of 33.9% compared to 35.6%.
●	Delivery and handling costs were $3.13 per case compared to $3.01 per case.
●	Selling, general and administrative expenses were $3.5 million compared to $2.6 million.
●	Operating loss was $1.7 million compared to $0.7 million.
●	Modified EBITDA loss was $1.6 million compared to a loss of $0.4 million.

Management Commentary

“I am honored to join Reed’s at such a pivotal time in the Company’s journey, one defined by its rich brand heritage and leading portfolio of natural ginger beverages,” said Cyril Wallace, CEO of Reed’s. “Over the past few weeks, I’ve met with team members, supply chain partners, and key customers to gain a comprehensive understanding of the business. What I’ve discovered is a widely admired brand with a strong consumer base, deeply passionate team, and a unique opportunity to build upon recent operational momentum. I look forward to driving sustainable growth across our core and emerging product lines including our new and recently launched functional, better-for-you beverages.

“We are beginning to see the benefits of our recent efforts to strengthen our balance sheet, streamline operations and drive efficiencies across the business. Throughout the first quarter, we materially improved fulfillment rates, reducing short shipments from approximately 20% at the start of the quarter to roughly 2% in April. For the first time in years, production is now keeping pace with demand. We believe these efficiency gains, combined with expanding distribution of our core Reed’s and Virgil’s portfolios and the launch of our new functional beverages, will enable us to drive meaningful results in 2025.

“While we are still in the early stages of refining our long-term strategic plan, our commitment to quality, operational excellence, and customer-driven innovation remains at the forefront of everything we do. We believe that with this foundation we can build scale, improve margins and return to profitability. I look forward to working alongside our talented team and trusted partners to realize this potential and deliver long-term value for our customers, partners and shareholders.”

First Quarter 2025 Financial Results

During the first quarter of 2025, net sales increased 4.5% to $10.0 million compared to $9.6 million in the year-ago period. The increase was primarily driven by higher volumes with recurring national customers, particularly through favorable secondary display opportunities.

Gross profit for the first quarter of 2025 remained flat at $3.4 million compared to the same period in 2024. Gross margin was 33.9% compared to 35.6% in the year-ago quarter. The decrease in gross margin was primarily driven by higher cost of goods sold as the Company increased operating capacity and inventory amounts to more effectively fulfill customer demand.

Delivery and handling costs were $1.6 million during the first quarter of 2025 compared to $1.5 million in the first quarter of 2024. Delivery and handling costs were 16.2% of net sales or $3.13 per case, compared to 15.7% of net sales or $3.01 per case during the same period last year.

Selling, general and administrative costs were $3.5 million during the first quarter of 2025 compared to $2.6 million in the year-ago quarter. The increase in SG&A was primarily driven by investment in people, marketing, and related services to support growth initiatives.

Operating loss during the first quarter of 2025 was $1.7 million or $(0.04) per share, compared to $0.7 million or $(0.16) per share in the first quarter of 2024.

Modified EBITDA loss was $1.6 million in the first quarter of 2025 compared to $0.4 million in the first quarter of 2024.

Liquidity and Cash Flow

For the first quarter of 2025, the Company used approximately $5.4 million of cash from operating activities compared to cash used of $2.4 million for the same period in 2024.

As of March 31, 2025, the Company had approximately $4.9 million of cash and $9.6 million of total debt net of capitalized financing fees. This compares to $10.4 million of cash and $9.6 million of total debt net of capitalized financing fees at December 31, 2024.

Conference Call

The Company will conduct a conference call tomorrow, May 14, 2025, at 8:30 a.m. Eastern time to discuss its results for the three months ended March 31, 2025.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, May 14, 2025

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 02852

Webcast: Reed’s Q1 2025 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, Reed’s portfolio includes ginger beers, ginger ales, ready-to- drink ginger mules and hard ginger ales. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and Cola. These flavors are also available in five zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

New SodaSmarter (™) functional beverage flavor lineup in Berry Bubbly, Strawberry Vanilla, Rootbeer and Lemongrass Ginger.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com. To receive exclusive perks for Reed’s investors, please visit the Company’s page on the Stockperks app here.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements. These forward- looking statements are typically identified by terms such as “believe,” “look forward to,” “can,” “will,” “realize,” “deliver,” and similar expressions. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: our ability to compete successfully; our ability to manage growth, including the expansion of our business to markets in Asia; our ability to refinance our credit facility on favorable terms; risks associated with our new product release; the impacts of further inflation; risks that customer demand may fluctuate or decrease; our ability to attract and retain qualified management and personnel; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, co-packers and distributors; our ability to continue to innovate; , protection of intellectual property; inventory shortages; general political or destabilizing events, including the wars in Ukraine and Israel; the effect of evolving domestic and foreign government regulations, including those addressing tariffs, data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on March 28, 2025 and our quarterly report on Form 10-Q for the period ended March 31, 2025 expected to be filed on March 14, 2025, which will be available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31, 2025	March 31, 2024
Net sales	$10,029	$9,595
Cost of goods sold	6,627	6,182
Gross profit	3,402	3,413

Operating expenses:
Delivery and handling expense	1,627	1,502
Selling and marketing expense	1,502	1,093
General and administrative expense	2,015	1,468
Total operating expenses	5,144	4,063

Loss from operations	(1,742)	(650)

Interest expense	(289)	(1,023)

Net loss	$(2,031)	$(1,673)

Net loss per share – basic and diluted	$(0.04)	$(0.40)

Weighted average number of shares outstanding – basic and diluted	45,371,247	4,187,291

REED’S, INC.,

CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$4,862	$10,391
Accounts receivable, net of allowance of $384 and $859, respectively	4,329	3,979
Inventory, net	12,333	8,114
Receivable from former related party	169	144
Prepaid expenses and other current assets	976	683
Total current assets	22,669	23,311

Property and equipment, net of accumulated depreciation of $689 and $636, respectively	1,205	1,185
Intangible assets	645	644
Total assets	$24,519	$25,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,945	$6,956
Accrued expenses	1,314	984
Senior secured loan, net of capitalized financing costs of $252 and $329, respectively	9,648	9,571
Payable to former related party	94	144
Current portion of lease liabilities	27	-
Total current liabilities	19,028	17,655

Lease liabilities, less current portion	827	837
Total liabilities	19,855	18,492

Commitments and contingencies	-	-

Stockholders’ equity:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 60,000,000 shares authorized; 45,371,247 shares issued and outstanding.	3	3
Additional paid in capital	158,482	158,435
Accumulated deficit	(153,915)	(151,884)
Total stockholders’ equity	4,664	6,648
Total liabilities and stockholders’ equity	$24,519	$25,140

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

(Amounts in thousands)

	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net loss	$(2,031)	$(1,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	41	29
Amortization of debt discount	95	144
Fair value of vested options	47	129
Fair value of vested restricted shares granted to officers	-	-
Change in allowance for doubtful accounts	(475)	(601)
Inventory write-downs	(25)	(783)
Accrued interest	-	564
Changes in operating assets and liabilities:
Accounts receivable	125	922
Inventory	(4,194)	66
Prepaid expenses and other assets	(293)	(1,305)
Decrease in right of use assets	12	39
Accounts payable	989	351
Accrued expenses	330	(225)
Lease liabilities	17	(52)
Net cash used in operating activities	(5,362)	(2,395)
Cash flows from investing activities:
Trademark costs	(1)	(2)
Purchase of property and equipment	(73)	(16)
Net cash used in investing activities	(74)	(18)
Cash flows from financing activities:
Proceeds from line of credit	-	8,285
Payments on line of credit	-	(10,239)
Proceeds from SAFE agreement	-	4,097
Payment of cost recorded as debt discount	(18)	(86)
Amounts from former related party, net	(75)	67
Net cash provided by (used in) financing activities	(93)	2,124

Net increase (decrease) in cash	(5,529)	(289)
Cash at beginning of period	10,391	603
Cash at end of period	$4,862	$314

Supplemental disclosures of cash flow information:
Cash paid for interest	$199	$318
Non-cash investing and financing activities:
Reclass of prepaid expenses and accounts payable	$-	$1,000

	Three Months Ended
	31-Mar
	2025	2024
Net loss	$(2,031)	$(1,673)

Modified EBITDA adjustments:
Depreciation and amortization	53	68
Tax expense	-	54
Interest expense	289	1,023
Stock option and other noncash compensation	47	129
Severance	3	-
Contract proceedings	5	-
Product quality hold write-down	-	29
Total EBITDA adjustments	$397	$1,303

Modified EBITDA	$(1,634)	$(370)

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, tax expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, change in fair value of SAFE agreements, insurance settlements, contract proceedings, non-recurring professional fees, inventory write-offs associated with exited categories and major packaging and formula changes, one-time changes in policy, impact of changes to accounting methodology and one-time restructuring-related costs including employee severance and asset impairment.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the three months ended March 31, 2025, and 2024 (unaudited; in thousands):

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.